Exhibit 23

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of January, 2024.

Robin Road Trust Company, as trustee of the trusts listed on Appendix A-1 and as trustee of Robin Road Trust

By:	/s/ Mary F. Falcon
Name: Mary F. Falcon
Title: President

Tawani Enterprises, Inc.

By:	/s/ Michelle M. Nakfoor
Name: Michelle M. Nakfoor
Title: General Counsel

/s/ Jennifer N. Pritzker
Jennifer N. Pritzker, not individually, but as sole director and trustee of the sole stockholder of Tawani Enterprises, Inc.

/s/ Mary F. Falcon
Mary F. Falcon, not individually, but solely as trustee of the trust listed on Appendix A-2

JP Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts listed on Appendix A-3

By:	/s/ Thurl Edwards
Name: Thurl Edwards
Title: Authorized Signatory*

By:	/s/ Nikia Woodside
Name: Nikia Woodside
Title: Authorized Signatory*

FirstCaribbean International Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts listed on Appendix A-4

By:	/s/ Lisalette Gibson-Rolle
Name: Lisalette Gibson-Rolle
Title: Authorized Signatory**

By:	/s/ Jan Whyms
Name: Jan Whyms
Title: Authorized Signatory**

*

A Managing Director’s Certificate evidencing the authority of such persons to sign and file this Joint Filing Agreement on behalf of JP Morgan Trust Company (Bahamas) Limited is filed as Exhibit 24 to this Schedule 13D.

**

A Secretary’s Certificate evidencing the authority of such persons to sign and file this Joint Filing Agreement on behalf of FirstCaribbean International Trust Company (Bahamas) Limited is filed as Exhibit 25 to this Schedule 13D.